EXHIBIT 99.1

Social Reality Posts 36% Year-over-Year Revenue Growth for Q1 2016

Company Provides Revenue Guidance of $40M for Full Year 2016 a 33% increase over 2015

LOS ANGELES, CA - May 16, 2016 - Social Reality, Inc. (OTCQB: SCRI), an Internet advertising and platform technology company that provides tools to automate the digital advertising market, announced today its first quarter 2016 financial results. Revenues for the first quarter ended March 31, 2016 were $5,469,335, an increase of 36% over the first quarter of 2015.

Christopher Miglino, Social Reality CEO and Chairman said, “We’ve spent the past year laying the foundation for the business and investing in our technology and our team to  strengthen our core services to provide unique tools in improving advertising performance for our clients across all digital platforms. As a result, we now have a strong offering designed to grow as we identify new market segments that can leverage our SRAX Solution platform engine. Despite the seasonality within the industry which typically sees lower first quarter revenues, we are pleased to report double digit year-over-year growth of 36%. Most recently, we added to our executive leadership team with the appointment of our Chief Financial Officer Rahul Thumati to oversee our financial reporting, investor relations, corporate finance and financing strategies. In addition, we remain committed to driving strong levels of growth and are providing revenue guidance of $40 million for the full year of 2016.”

First Quarter 2016 Financial Highlights

•

Revenue of $5,469,335 represents a 36% increase over the first quarter of 2015

•

Gross Profit of $2,288,773, up 29% from first quarter of 2015

•

Adjusted EBITDA of $(982,000)

Recent Operational Highlights

•

Appointment of Rahul Thumati as Chief Financial Officer in April 2016

•

Reported a 44% increase in active customers during the three months ended March 31, 2016 compared to the same period last year

Three-month financial results for the period ended March 31, 2016

Revenues for the three months ended March 31, 2016 were $5,469,335 compared to $4,021,284 reported for the three months ended March 31, 2015.  Gross profit increased to $2,288,773 for the three months ended March 31, 2016 compared to $1,778,809 for the same period of 2015. Gross margin for the quarter ended March 31, 2016 was 41.8% as compared to 44.2% for the same period in 2015.

For the quarter ended March 31, 2016, adjusted EBITDA was ($982,000) compared to ($709,000) in the first quarter of 2015. The increase in the adjusted EBITDA loss was due to an increase in operating expenses which is comprised of salaries, commissions, marketing and general overhead expenses. Operating expense increased 30.8% for the first quarter of 2016 from the comparable period in 2015.

The company also reported a net loss of $2,401,655, or $0.08 per share, for the three months ended March 31, 2016, compared to a net loss of $2,054,461, or $0.08 per share, for the corresponding period of 2015.

Balance Sheet as of March 31, 2016

Cash and cash equivalents totaled $1,600,356 at March 31, 2016. Current assets and total assets were $6,914,607 and $25,035,497, respectively, and current liabilities and total liabilities were $12,099,508 and $20,383,373 respectively. At March 31, 2016 the company had stockholders' equity of $4,652,124.

Conference call information:

Date:  Monday, May 16, 2016

Time:  4:15 P.M. Eastern Time (ET)

Dial in Number for U.S. & Canadian Callers: (877) 407-8293

Dial in Number for International Callers (Outside of the U.S. & Canada): (201) 689-8349

Participating on the call will be Social Reality’s Chief Executive Officer Christopher Miglino and Chief Financial Officer Rahul Thumati, who will be providing a financial and operational summary of the first quarter 2016. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on May 16, 2016 at approximately 10:30 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13637035.

About Social Reality

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the Real Time Bidding (RTB) markets. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, including, without limitation: our ability to grow our revenues and manage our gross margins; our history of losses; our limited operating history; the terms of our financing agreement with Victory Park Management, LLC as agent for the lenders; the impact of our debt obligations on our liquidity and financial conditions; the impact of the earn out payment to Mr. Steel; our possible need for additional financing; risks associated with loss of access to the Facebook platform; risks associated with loss of access to RTB inventory buyers; the continued appeal of digital advertising; our dependence on our publishers; risks related to possible future acquisitions; the limited market for our Class A common stock; and the impact of penny stock rules on the trading in our Class A common stock, among others, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission, and our other filings with the SEC. Except for our ongoing obligations to disclose material information under the Federal securities laws, Social Reality undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

For further investor and media information contact:

Robert Haag
Managing Director
IRTH Communications
SCRI@irthcommunications.com
1-866-976-4784

[Financial Tables to Follow]

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Periods Ended March 31,
	2016	2015

Revenues	$5,469,335	$4,021,284
Cost of revenue	3,180,562	2,242,475

Gross profit	2,288,773	1,778,809

Operating expense	3,805,101	2,910,000

Loss from operations before other expense	(1,516,328)	(1,131,191)

Interest income (expense)	(885,327)	(923,270)

Loss from operations	(2,401,655)	(2,054,461)

Provision for income taxes	—	—

Net loss	$(2,401,655)	$(2,054,461)

Net loss per share, basic and diluted	$(0.08)	$(0.08)

Weighted average shares outstanding	29,536,146	27,029,749

SOCIAL REALITY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2016	2015
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$1,600,356	$1,091,186
Accounts receivable, net	4,999,896	7,056,298
Prepaid expenses	303,678	309,436
Other current assets	10,677	36,090
Total current assets	6,914,607	8,493,010

Property and equipment, net of accumulated depreciation of $51,772 and $42,295	34,459	43,936
Goodwill	16,314,957	16,314,957
Intangible assets, net	1,521,861	1,611,744
Prepaid stock based compensation	214,954	373,567
Other assets	34,659	34,659

Total assets	$25,035,497	$26,871,873

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$4,208,541	$5,138,807
Notes payable, current portion, net of unamortized costs of $994,654 and $1,076,633	2,699,346	1,378,367
Unearned revenue	3,265	1,295
Contingent consideration payable to related party	3,704,413	7,585,435
Put liability	1,483,943	1,436,282
Total current liabilities	12,099,508	15,540,186

Notes payable, net of unamortized costs of $365,262 and $578,140	8,283,865	7,455,758

Total liabilities	20,383,373	22,995,944

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued and outstanding	—	—
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 29,977,925 and 28,110,229 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	29,978	28,110
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued and outstanding	—	—
Additional paid in capital	17,165,572	13,989,590
Accumulated deficit	(12,543,426)	(10,141,771)

Total stockholders' equity	4,652,124	3,875,929

Total liabilities and stockholders' equity	$25,035,497	$26,871,873

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2016 AND 2015

(Unaudited)

	Three Month Periods Ended March 31,
	2016	2015

Cash flows from operating activities:
Net loss	$(2,401,655)	$(2,054,461)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of stock based prepaid fees	158,613	158,613
Stock based compensation	277,849	258,166
Amortization of debt issue costs	294,857	319,936
PIK interest expense accrued to principal	120,284	88,667
Accretion of contingent consideration	118,978	220,901
Accretion of put liability	47,661	41,345
Depreciation and amortization	99,360	4,779
Bad debt expense	5,330	7,207
Changes in operating assets and liabilities:
Accounts receivable	2,051,072	(208,216)
Prepaid expenses	5,758	45,008
Other current assets	25,413	4,993
Other assets	—	(4,390)
Accounts payable and accrued expenses	(930,265)	303,164
Unearned revenue	1,970	(17,200)
Cash used by operating activities	(124,775)	(831,488)

Cash flows from investing activities:
Purchase of equipment	—	—
Cash used by investing activities	—	—

Cash flows from financing activities:
Sale of common stock	500,000	—
Proceeds from warrant offering	—	6,921
Payment of contingent consideration	(1,600,000)	—
Proceeds from notes payable	2,100,000
Repayments of note payable	(366,055)	(315,801)
Cash provided (used) by financing activities	633,945	(308,880)

Net increase (decrease) in cash	509,170	(1,140,368)
Cash, beginning of period	1,091,186	1,843,393
Cash, end of period	$1,600,356	$703,025

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$325,828	$221,669
Cash paid for taxes	$20,000	$—

Non-cash financial activities:
Common stock issued for payment of contingent consideration	$2,400,000	$—

Use of Non-GAAP Measure – Adjusted EBITDA

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as net income before income taxes, depreciation and amortization expenses, plus stock-based compensation and interest expense.  Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.  This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of Adjusted EBITDA to GAAP

	For the Three Months Ended March 31,
(unaudited, in thousands)	2016	2015
Net income (loss)	$(2,402)	$(2,054)
plus:
Equity based compensation	436	417
Adjusted net income (loss)	$(1,966)	$(1,637)
Interest expense	885	923
Depreciation and amortization	99	5
Adjusted EBITDA	$(982)	$(709)